As filed with the Securities and Exchange Commission on July 31, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  INTERUPS INC.
             (Exact name of Registrant as specified in its charter)

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
           Nevada                                  7311                          EIN 48-1308920
(State or other Jurisdiction of        (Primary Standard Industrial              (IRS Employer
Incorporation or Organization)          Classification Code Number)          Identification Number)

                                Romanas Bagdonas
                                  Interups Inc.
            2360 Corporate Circle Suite 400, Henderson NV 89074-7722
                               Tel: (718) 717-2607
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 with copies to:

                                David Lubin, Esq.
                         David Lubin & Associates, PLLC
                            10 Union Avenue, Suite 5
                            Lynbrook, New York 11563
                            Telephone: (516) 887-8200
                            Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

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                         CALCULATION OF REGISTRATION FEE
======================================================================================================
   Title of Each                              Proposed Maximum     Proposed Maximum
Class of Securities    Amount of Shares to     Offering Price        Aggregate           Amount of
 To be Registered         be Registered        Per Share(1)(2)     Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock               10,000,000              $0.01              $100,000           $11.46
======================================================================================================
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(1)  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PRELIMINARY PROSPECTUS DATED ___________, 2012             SUBJECT TO COMPLETION

                                  INTERUPS INC.

                   UP TO A MAXIMUM OF 10,000,000 COMMON SHARES
                            AT $0.01 PER COMMON SHARE

This is the initial offering of common stock of Interups Inc. and no public market currently exists for the securities being offered.

We are offering for sale up to a maximum of 10,000,000 common shares at a fixed price of $0.01 per common share. There is no minimum number of common shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered common shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

The shares are being offered at a fixed price of $0.01 per share for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The offering will not be extended beyond one year.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

No arrangements have been made to place funds into escrow or any similar account. Romanas Bagdonas, our officer and director, intends to sell the common shares directly. No commission or other compensation related to the sale of the common shares will be paid to Mr.Bagdonas.

                     Offering Price                          Proceeds to Company
                       Per Share          Commissions          Before Expenses
                       ---------          -----------          ---------------
Common Stock             $0.01          Not Applicable            $100,000
Total                    $0.01          Not Applicable            $100,000

Interups Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase common shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 5 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ____________, 2012

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                         12
USE OF PROCEEDS                                                              12
DETERMINATION OF OFFERING PRICE                                              13
DILUTION                                                                     13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                   14
DESCRIPTION OF BUSINESS                                                      19
EMPLOYEES AND EMPLOYMENT AGREEMENTS                                          22
LEGAL PROCEEDINGS                                                            22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  22
EXECUTIVE COMPENSATION                                                       24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               25
PLAN OF DISTRIBUTION                                                         26
DESCRIPTION OF SECURITIES                                                    28
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                             30
EXPERTS                                                                      30
LEGAL MATTERS                                                                30
EXPERTS                                                                      30
AVAILABLE INFORMATION                                                        30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        31
INDEX TO THE FINANCIAL STATEMENTS                                           F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "INTERUPS INC.." REFERS TO INTERUPS INC. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under "RISK FACTORS" and "USE OF PROCEEDS" sections, commencing on pages and , respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

General Interups Inc. was incorporated under the laws of the state of Nevada on April 11, 2012.

                                   Our principal executive offices are located at 2360 Corporate Circle Suite 400, Henderson NV 89074. Our phone number is (718)717-2607

Business We are a development stage company formed to provide secure and reliable connections for merchants to consumers by offering goods and services at a discount prices.

Going Concern                      From inception until the date of this filing,
                                   we have had no revenues and very limited operating activities. Our financial statements from inception April 11, 2012 through the year ended May 31, 2012, report no revenues and a net loss of $239. In the opinion of our independent auditor on our financial statements as of May 31, 2012, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

Market for our common stock        Our common stock is not quoted on a market or
                                   securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

Risk Factors                       See "Risk Factors" and other information in
                                   this prospectus for a discussion of the
                                   factors you should consider before deciding to invest in shares of our common stock.

Common shares outstanding
prior to Offering                  4,000,000

Common Shares Being Offered        10,000,000 self-underwritten, best-efforts
                                   offering with no minimum subscription
                                   requirement.

Duration of the Offering           The offering shall terminate on the earlier
                                   of
                                   (i) the date when the sale of all 10,000,000 common shares is completed;
                                   (ii) one year from the date of this
                                   prospectus; or
                                   (iii) prior to one year at the sole
                                   determination of the board of directors.

SELECTED FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from April 11, 2012 (date of inception) to May 31, 2012, included on Page F-1 in this prospectus.

                                                             As of May 31, 2012
                                                             ------------------
                                                                  (Audited)
BALANCE SHEET
Total Assets                                                      $  4,085
Total Liabilities                                                 $    324
Stockholders' Equity                                              $  3,761

                                                                Period from
                                                               April 11, 2012
                                                          (date of inception) to
                                                                May 31, 2012
                                                                ------------
INCOME STATEMENT
Revenue                                                           $     --
Total Expenses                                                    $    239
Net Loss                                                          $    239

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

1. We are a development stage company but have not yet commenced significant operations. We expect to incur operating losses for the foreseeable future.

We were incorporated on April 11, 2012 and, to the date, have been involved primarily in organizational activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.

We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new internet sales companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.

These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

2. Without the funding from this offering, we will be unable to implement our business plan.

Our current operating funds are not sufficient to complete our intended business plan. We will need the funds from this offering to commence activities that will allow us to implement our business plan. As of May 31, 2012, we had cash in the amount of $4,085 and liabilities of $324. We currently do not have any significant operations and we have no income.

3. We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing. As a result, there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $239 for the period from our inception on April 11, 2012 to the year ended May 31, 2012, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Sadler, Gibb & Associates our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Interups Inc is suitable.

If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Romanas Bagdonas, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program.

4. We have to keep up with rapid technological change.

Our future success will depend on our ability to deliver our advertising clients competitive results- Internet based marketing services. Our failure to adapt rapidly changing technologies would likely lead to substantial reduction in the fees we would be able to charge versus our competitors who have more rapidly adopted improved technology. Any reduction of fees would adversely impact our revenue. Our management expects to face increased competition from other internet and technology-based businesses. Some competitors will accept lower margins, or negative margins, to attract attention and acquire new subscribers. To compete we may be forced to accept lower margins, which may reduce our gross profit.

5. If we do not attract customers, we will not make a profit, which will ultimately result in a cessation of operations.

We currently have no customers to purchase any goods or services from us. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our services with prices which generate a profit.

6. If we are unable to maintain favorable terms with our future merchants, our future profitability may be adversely affected.

The success of our business will depend in part on our ability to retain and increase the number of merchants who will use our service. If merchants decide that our services no longer effective means of selling their goods and services, they may demand a higher percentage of the revenue. This would decrease our gross profit.

7. We will operate in a highly competitive environment. If we are unable to successfully compete with others businesses , the financial condition of our business could be materially adversely effected.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell same services in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

8. If we fail constantly add new merchants, our revenue and business will be harmed.

We will depend on our ability to attract and retain merchants that are ready to offer products or services on high discounted prices through our marketplace. Our management do not believe that we will be able to have long-term contracts with merchant to guarantee the availability of deals that offer attractive quality, value and variety to consumers .Also we can not be guaranteed with favorable payment terms to us.

Our operating results will be adversely affected if we are unable to attract new merchants in numbers sufficient to grow our business. If we will be able to attract merchants and may not be able to retain or attract merchants in sufficient numbers to grow our business then we may be required to incur significantly higher marketing expenses or accept lower margins in order to attract new merchants. Decrease in future merchant growth would have an adverse effect on our business, financial condition and results of operation.

9. We will rely on independent third-party transportation providers for substantially all of our merchandise shipments. We could be subject to increased shipping cost as well as the potential inability of our third-party transportation providers to deliver on a timely basis.

Our utilization of these delivery services for shipments is subject to risks, including increases in fuel prices, which would increase our shipping costs, labor strikes and inclement weather, which may impact a shipping company's ability to provide delivery services that adequately meet our shipping needs. If we change the shipping companies we use, we could face logistical difficulties that could adversely affect deliveries and we would incur costs and expend resources in connection with such change. Moreover, we may not be able to obtain terms as favorable as those received from our current third-party transportation providers, which in turn would increase our costs.

10. Our refund rates increase could reduce our future profitability.

We will provide our customers with a refund of the purchase price if they are not satisfied.

We will have no control over our future merchants and the quality of their products or services. Our actual level of refund claims could prove to be greater than the level of refund claims we estimate. If our refund reserves are not adequate to cover future refund claims, this inadequacy could have a material adverse effect on our liquidity and profitability. A downturn in general economic condition may also increase our refund rates.

11. Our sole officer and director will own 28.57% or more of our outstanding common stock if the maximum offering is obtained and therefore will make and control corporate decisions that may be disadvantageous to minority shareholders.

If the maximum offering shares is sold Romanas Bagdonas, our sole officer and director, will own 28.57% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr.Bagdonas may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

12. There is no minimum offering amount or separate escrow account. You may lose your investment.

There is no minimum offering amount. Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director will have the power to appropriate the $100,000 if we raise. As such, they could take the funds without your knowledge for their own use. If that happens, you will lose your investment and your funds will be used to pay creditors.

13. Currency rate fluctuations may have a negative effect on our profitability.

We will endeavor to source our potential clients around the world, so we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

14. If our merchants do not meet the needs and expectations of our subscribers, our business could suffer.

Our business depends on our reputation for providing high-quality deals, and our brand and reputation may be harmed by actions taken by merchants that are outside our control. Any shortcomings of one or more of our merchants, particularly with respect to an issue affecting the quality of the deal offered or the products or services sold, may be attributed by our subscribers to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and subscriber sentiment generated as a result of fraudulent or deceptive conduct by our merchants could damage our reputation, reduce our ability to attract new subscribers or retain our current subscribers, and diminish the value of our marketplace.

15. Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations. We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the internet or other online services. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and applications or may even attempt to completely block access to our websites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our subscriber base may be adversely affected and we may not be able to maintain or grow our revenue as anticipated.

New tax treatment of companies engaged in internet commerce may adversely affect the commercial use of our services and our financial results.

16. Due to the global nature of the internet, it is possible that various countries might attempt to regulate transmissions or levy sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in internet commerce. New or revised international, federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the internet. New or revised taxes and, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

17. We may suffer liability as a result of information retrieved from or transmitted over the internet and claims related to our service offerings.

We may be, and in certain cases have been, sued for defamation, civil rights infringement, negligence, patent, copyright or trademark infringement, invasion of privacy, personal injury, product liability, breach of contract, unfair competition, discrimination, antitrust or other legal claims relating to information that is published or made available on our websites or service offerings we make available. This risk is enhanced in certain jurisdictions outside the United States, where our liability for such third-party actions may be less clear and we may be less protected. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable. If any of these events occurs, our net income could be materially and adversely affected.

We are subject to risks associated with information disseminated through our websites and applications, including consumer data, content that is produced by our editorial staff and errors or omissions related to our product offerings. Such information, whether accurate or inaccurate, may result in our being sued by our merchants, subscribers or third parties and as a result our revenue could be materially affected.

18. As an "emerging growth company" under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

19. We will endeavor to source our potential clients around the world, so we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

RISKS ASSOCIATED WITH THIS OFFERING

20. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other stock exchange and the tradability in our stock will be limited under the penny stock regulation. The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant's common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling penny stock to the purchaser;
     -    Receive the purchaser's written consent to the transaction; and
     -    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

21. We are selling this offering without an underwriter and may be unable to sell any common shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

22. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

 23. The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations. If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

24. We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our sole director is non-independent, we do not currently have independent audit or compensation committees. As a result, the sole director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

25. We may be unsuccessful in implementing required internal controls over financial reporting. We are not currently required to comply with the SEC's rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC's rules implementing
Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

26. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment regardless of the number of securities sold in the offering.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

27.Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Romanas Bagdonas, our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

28. We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

29. We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis. There is no minimum offering amount. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% respectively, of the securities offered for sale by Interups Inc. There is no assurance that we will raise the full $100,000 as anticipated.

                                 $25,000      $50,000      $75,000      $100,000
                                 -------      -------      -------      --------
Legal and accounting fees        $10,000      $10,000      $10,000      $10,000
Net proceeds                     $15,000      $40,000      $65,000      $90,000
The net proceed will be used:
  Website developing(Lithuania,
  Latvia and Estonia)            $ 6,000      $ 6,000      $ 6,000      $ 6,000
Website developing (Germany
 and USA)                        $    --      $ 4,000      $ 4,000      $ 4,000
Inventory                        $    --      $    --      $10,000      $10,000
Advertising (Lithuania, Latvia
and Estonia)                     $ 9,000      $13,000      $15,000      $30,000
Advertising in Germany, USA      $    --      $17,000      $30,000      $40,000

The above figures represent only estimated costs.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. If we raise less than $25,000 in this offering the only expected source of funds to develop parking payment application, set up office, develop a website and commence marketing campaign is a loan from our director. If necessary, Romanas Bagdonas, our sole officer and director, has verbally agreed to loan up to $25,000 to Interups Inc. to complete the registration process but we will require full funding to implement our complete business plan. In the event the registration costs exceed $10,000, and to maintain a reporting status with the SEC, however, there is no guarantee that Mr. Bagdonas will provide such a loan. No proceeds from this offering will be used to repay Mr. Bagdonas for any funds advanced for the purpose of completing the registration process. We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since inception on April 11, 2012. Romanas Bagdonas, our sole officer and director, paid $.001 per share for the 4,000,000 common shares

Assuming completion of the offering, there will be up to 14,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                    $100,000     $75,000      $50,000     $25,000
-------------                    --------     -------      -------     -------
Offering price                   $ 0.01       $0.01        $0.021      $0.01
Net tangible book value per
 common share before offering    $ 0.001      $0.001       $0.001      $0.001
Increase per common share
 attributable to investors       $ 0.0064     $0.0059      $0.0050     $0.0035
Pro forma net tangible book
 value per common share
 after offering                  $ 0.0074     $0.0069      $0.0060     $0.0045
Dilution to investors            $ 0.0026     $0.0031      $0.0040     $0.0055
Dilution as a percentage of
 offering price                        26%         31%          40%         55%

Based on 4,000,000 common shares outstanding as of May 31, 2012 and total stockholder's equity of $4,085 utilizing audited May 31, 2012 financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $4,085 as of May 31, 2012. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Romanas Bagdonas, our sole officer and director, who has informally agreed to advance funds up to $25,000 to allow us to pay for offering costs, filing fees, and professional fees. Mr.Bagdonas, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenues to date. Although we have no assets, we have our first contract and have commenced operations.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to commence operations but we cannot guarantee that once we commence operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

PLAN OF OPERATION

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

We expect to complete our public offering within one year after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Once we raise funds from this offering we plan to do the following activities to expand our business operations.

Our plan of operations is as follows:

1st-2nd month       Cost $2,000
1) We are planning to start develop web site in Lithuanian language for Lithuanian customers. We have verbal agreement with internet design company "Scada" based in Moscow, Russia to develop and design our future web site. Total cost of web site for Lithuanian customers is $2,000.

3rd-4th month       Cost $10,000
1) Test and launch web site in Lithuania.
2) Advertise in Lithuania. The amount of funds for advertising will depend on the amount of money we can raise from these offering. ($10,000 - if we raise the full $100,000 from this offering)

5th-6th months      Cost $12,000
1) Develop and launch web site in Latvia. We have verbal agreement with internet design company "Scada" based in Moscow, Russia to develop and design our future web site. Total cost of web site for Latvian customers is $2,000.
2) Advertise in Latvia. The amount of funds for advertising will depend on the amount of money we can raise from these offering. ($10,000- if we raise the full $100,000 from this offering)

7th-8th months      Cost $12,000
1) Develop and launch web site in Estonia. We have verbal agreement with internet design company "Scada" based in Moscow, Russia to develop and design our future web site. Total cost of web site for Estonian customers is $2,000.
2) Advertise in Estonia. The amount of funds for advertising will depend on the amount of money we can raise from these offering. ($10,000- if we raise the full $100,000 from this offering))

9th-10th months     Cost $32,000
1) Purchase inventory for reselling in Lithuania, Latvia and Estonia. The inventory amount will depend on the amount of money we can raise from these offering. Buying inventory will allow us to find the right mix of merchandise that customers in our area want to buy, experience of finding items at a price cheap enough to allow us to have profit, and keeping a steady supply of merchandise coming into our web site market place. ($10,000 -if we raise the full $100,000 from this offering)
2) Develop and launch web site in Germany (Berlin area). ($2,000)
3) Advertise in Germany. The amount of funds for advertising will depend on the amount of money we can raise from these offering. ($20,000 if we raise the full $100,000 from this offering)-)

10th-12th months    Cost $22,000
1) Develop and launch web site in USA (New York area). We have verbal agreement with internet design company "Scada" based in Moscow, Russia to develop and design our future web site. Total cost of web site for New your City area customers is $2,000.
2) Advertise in USA. The amount of funds for advertising will depend on the amount of money we can raise from these offering. ($20,000 -if we raise the full $100,000 from this offering))

Advertising spending for each country represents if we raise at least $25,000 from this offering:

Email marketing is sending direct promotional emails to try and acquire new customers or persuade existing customers to buy again. At the beginning of operations we are going to use email marketing services
(www.constantcontact.com, www.verticalresponse.com , etc.). Estimated cost is $500 monthly for 50,000+ emails.

We plan to make a profile of our company on social network websites such as Facebook, and Twitter. We will include links to company's profile on our president's personal social networking pages. We also plan to purchase advertising space from social network websites by designing and placing banners which will refer clients to our company profile. Cost $500 monthly.

We will hire a contractor to help us perform the following: Add search engine optimized (SEO) content to our website profile to help our site have a high page rank, and to boost traffic. We will do this by reviewing our site's content, and make sure it is relevant, well written, and makes good use of keywords and key phrases. This service will cost approximately $500 monthly.

If we are unable to raise maximum ($100,000) in this offering we will be required to reduce spending in areas of website developing, advertising, inventory, and other expenses. This reduction in expenditures may reduce our ability to grow and profit.

Until we start to sell our services, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Romanas Bagdonas, our president will be devoting approximately 50% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our services, Mr. Bagdonas has agreed to commit more time as required. Because Mr.. Bagdonas will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that we will be successful in raising funds in this offering or that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to then existing shareholders.

RESULTS OF OPERATION

FROM INCEPTION ON APRIL 11, 2012 TO MAY 31, 2012

During this period we incorporated the company, prepared a business plan and executed an Agreement with SIA Olira. Our loss since inception is $239 for filing costs related to the incorporation of Interups Inc. and cost of Nevada business license.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2012 Interups Inc. had $4,085 cash and our liabilities were $324.

Since inception, we have sold 4,000,000 common shares to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

To meet our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this registration statement, the current funds available to Interups Inc.will not be sufficient to continue maintaining a reporting status. Our sole officer and director, Romanas Bagdonas, has indicated that he may be willing to provide funds up to $25,000 in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by Interups Inc. However, there is no contract in place or written agreement securing this agreement. Management believes if Interups Inc. cannot maintain its reporting status with the SEC, it will have to cease all efforts directed towards Interups Inc. As such, any investment previously made would be lost in its entirety.

GOING CONCERN

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we are successful in raising the maximum amount of the offering we anticipate that we will likely be able to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. Interups Inc. anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offering of equity, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for Interups Inc. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If Interups Inc. cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, we would be required to cease business operations. As a result, investors would lose all of their investment.

As of the date of this registration statement, the current funds available to the Company are not sufficient to operate the company or maintain a reporting status. The company's sole officer and director, Romanas Bagdonas, has verbally agreed to loan the company up to $25,000 to complete the registration process and to maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If two-third of shares is sold for the gross proceeds of $66,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months.

Management believes that if we sell two-third of the shares in this offering so that we can complete our development program, we will likely generate revenue in 2014. However, there is no assurance that we will be able to sell two-third of the shares or will ever generate revenue.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the internet sales market pose the most significant challenges to our success over the next year and in future years. Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Interups Inc.reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

Interups Inc. records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Interups Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that Interups Inc. will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires Interups Inc. to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. Interups Inc. financial instruments consist primarily of cash.

PER SHARE INFORMATION

Interups Inc. computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the state of Nevada on April 11, 2012. We are in the business of internet based group buying site. We plan to develop daily deal website marketplace. Daily deal is a web-based business model in which a single type of product is offered for sale for a period of 24 hours. When a deal goes live on the website then members of deal of the day website receive online offers and invitations in email and social networks. Customers purchase the deal on the deal of the day website (rather than directly from the supplier). Once the deal has been bought via the website, customers' credit cards is charged and the deal is delivered as an electronic voucher which can be redeemed from the supplier. Vouchers purchased from daily deals websites typically expire after a certain period. Our principal office address is located at 2360 Corporate Circle Suite 400, Henderson NV 89074. Our phone number is (718)717-2607. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

OUR SERVICES

We are in the business of web based daily deal site. Our director, Romanas Bagdonas, has worked in internet sales industry for the past 8 years. We will rely on his knowledge and expertise of industry in conducting our operations. The merchant agrees to offer customers a specific product or service at a greatly discounted rate (usually 50% off or more) that is only available for 24 hours and only online. We think our website could offer a wide range of products
- from electrical goods to beauty products. Also we are going to have wide range of services and discounts given for restaurants, retail stores, spas, theaters, travelling etc. Once the deal becomes activated on our web site and if the customers are signed up for the deal they become eligible. Eligible customers' credit cards are charged for the purchase by Interups Inc. and they receive an email for a printable voucher that is used to redeem the deal with the merchant.

If we raise more than $75,000, we plan to keep a small inventory for re-selling on our web site. This inventory will consist of most popular items with highest turnover rate. We will display our inventory on our website. Our customers will be asked to pay us the full price in advance.

STRATEGY

We plan to focus on a monthly recurring "subscription" type model. . The sellers can develop/refine a product line whereby it is a monthly/quarterly distribution for the customer. Example is office supply: a working business needs this office supply at deal prices, but they don't want to spend or purchase all at once. The "deal" is the fact that the discount would only be available under the specific terms and values determined by the seller, over certain time-frames, etc. When sellers know how many subscribers they have every cycle, sellers can plan ahead.

WEBSITE

As described in our Plan of Operation we are planning to set up web sites in Lithuania, Latvia, Estonia, Germany and USA. Web sites will be in respective country language. All our web sites will have similar structure. Our website will display information about us, our services, our prices, our terms, delivery time for foods and other information. Web site features: multiple locations, multiple merchants, multiple categories, subscriber list segmentation, daily emails, simplicity of user interface to save customer time, quick and effective customer support.

On July 19, 2012 Interups Inc. has paid $3,000 deposit for website audit and strategy plan development.

DETAILS OF WEB SITE

The user will be able to view and choose the city and deal of their choice. Every city has multiple deals listed under it. The users can subscribe deal notification to a single or multiple cities. Merchant/Business locations will be seen through Google Map. The User can view the other deals ("Nearby Deals") which are on, in the same city or location along with the featured deal. Users will be able to check recent past deals of the subscribed city on the website ("Recent deals")

The Daily Deal solution will allow the subscribers of the system to receive e-mail notifications about new deals happening in their subscribed cities or merchants. Once they purchase the deal, they will be sent their Coupon via email. Printing of coupon will be available at subscribers account.

Our website will allow the user to refer deals to friends ("Deal Referral"). The deals will be referred to friends by forwarding the unique referral through e-mail, Facebook and Twitter. If any of the user's reference buys the deal through this referral, the user will get Referral Bonus for the first purchase by the reference. User can redeem the Deal Referral Bonus in their next purchase.

MARKETING AND ADVERTISING OUR SERVICES

We intend to rely on our sole officer and director, Romanas Bagdonas to market and advertise our services and products. Our goal is to create solid customer email base. The more targeted email content is, the more successful it's likely to be. We will try cross-channel email marketing with social media, SMS marketing and other marketing methods that we can integrate in your group buying marketing strategy. In order to motivate people to subscribe for Daily Deal we will create special subscription campaigns including these elements:

     *    use your business profiles on social media to promote subscriptions;
     *    create a compelling landing page outlining benefits of subscribing;
     *    credits for signing up and inviting friends; and
     *    offer other benefits like souvenir gifts, samples etc.

Romanas Bagdonas will meet with merchants; negotiate with them to obtain the deals.

SOURCE OF INVENTORY

If we raise more than $75,000 we are planning to have some inventory of well selling products to make profit on reselling them via our web site. We will purchase merchandise in bulk at discount prices and pass the savings to our customers. We plan to purchase our inventory from the Closeouts and Liquidations sales

CLOSEOUTS are a type of sale of goods below original manufacture cost that will no longer be carried or sold within the retail stores.

LIQUIDATIONS are type of sales of goods below original cost in order to settle debts or reduce amount of debt owed by a company converting merchandise in to cash.

AGREEMENT WITH SIA OLIRA

We have executed an agreement with a merchant in Latvia, SIA Olira on May 17, 2112. SIA Olira provides line of scin care products and has own day spa with variety of services for the purpose of improving health, beauty and relaxation through personal care treatments such as massages and facials. We will offer and promote these product and services through our web site.

We will offer discounted coupons for SIA Olira's products on our web sites, collect funds from the buyers and for all sales generated from these coupons(vouchers) we will retain commissions of one -half (1/2) of proceed of the vouchers sales. Within 60 days after the last day of the use of the vouchers, we will remit half of the proceeds generated to SIA Olira.

All payments of sale tax and use tax related to the products or services of Merchant offered in the Voucher shall be Merchant responsibility.

SIA agrees that we have the right to refund the Voucher price to any customer who is dissatisfied with the experience of scheduling and using the merchant's product. In case of refund we will have to return the commission to SIA Olira.

The agreement continue for the longer of one year following the Effective Date - May 17, 2012 or the last date when our customer purchases a product offered by SIA Olira our website. We have the right to terminate the agreement at any time for any reason by giving SIA written notice of such termination.

SHIPPING

We are planning to use the government postal services in each country the Company will operate:

Esti post for our shipping and handling needs in Estonia.
Lietuvos pastas for our shipping and handling needs in Lithuania.
Latvijas pasts for our shipping and handling needs in Latvia.
Deutsche Post for our shipping and handling needs in Germany
United States Post Office for our shipping and handling needs in USA.

COMPETITION AND INDUSTRY OVERVIEW

As a wider variety of merchants join the group buying movement, new entrants from luxury and higher priced categories are moving average transactions higher in step. While dining, spa and health-related deals still abound, group buying now cuts across nearly every consumer category.

Groupon and LivingSocial are the leaders in group buying industry. These and many of our other competitiors, have substantial customer bases and greater financial resources. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources.

INSURANCE

We plan to purchase shipping insurance from shipping carriers. We do not have any other insurance.

           EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees. Romanas Bagdonas, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

PROPERTIES

Our business address is at 2360 Corporate Circle Suite 400, Henderson NV 89074. These premises are provided to us by Incorp.com as part of their incorporation service. We do not have a lease agreement with Incorp.com regarding these premises. We have paid Incorp.com $225 for their services. Our telephone number is (718) 717-2607

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the e-commerce.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of
Executive Officer                                                  Term of
and/or Director           Age           Position                   Office
---------------           ---           --------                   ------

Romanas Bagdonas           27   Chief Executive Officer,    Inception to present
2360 Corporate Circle           Chief Financial Officer
Suite 400                       and Director
Henderson NV 89074-7722

Romanas Bagdonas has acted as sole officer and director since our incorporation on April 11, 2012. During last five years, our president Romanas Bagdonas was developing and managing various ecommerce projects internationally. He founded www.bigbonus.lt. (group buying site). From 2008 till January 2012 his responsibilities were managing and supervising: http://www.superakcijas.lv. Also 2009-2011 he held a position as CEO at www.VideoCV.LV. Our director was selected based on above mentioned experience in e-commerce industry as well as an established network of business contacts.

Our president will be devoting approximately 50% of his business time to our operations. Once we expand operations, and are able to attract more merchants and customers, Romanas Bagdonas has agreed to commit more time as required. Because Romanas Bagdonas will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Romanas Bagdonas, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Romanas Bagdonas, is an independent contractor to us and currently devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan, Mr.Bagdonas intends to devote as much time as necessary to manage the affairs of Interups Inc.

During the past ten years, Mr. Bagdonas has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Bagdonas was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Bagdonas's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

    5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

    6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

    7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

    8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We expect to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal independent contractor or consulting agreements in place.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on April 11, 2012 until May 30, 2012:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------       ----     ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Romanas       April 1,     -0-         -0-       -0-        -0-           -0-             -0-            -0-           -0-
Bagdonas,     2012
President,    to May 31,
Treasurer     2012
and Secretary

There are no current employment agreements between the company and its officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Bagdonas will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

Mr. Bagdonas currently devotes approximately twenty hours per week to manage the affairs of Interups Inc. he has agreed to work with no remuneration until such time as Interups Inc. receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

The following table sets forth director compensation as of May 31, 2012:

                       Fees                              Non-Equity      Nonqualified
                      Earned                             Incentive         Deferred
                     Paid in      Stock      Option        Plan          Compensation      All Other
    Name             Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----             -------     ---------  ---------  ---------------    -----------    ---------------   --------
Romanas Bagdonas       -0-         -0-         -0-           -0-              -0-              -0-            -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 28, 2012, we issued a total of 4,000,000 shares of restricted common stock to Romanas Bagdonas, our sole officer and director in consideration of $4,000. Mr. Bagdonas is a sole promoter of our company.

Further, Mr. Bagdonas has agreed to advance funds to us. As of May 31, 2012, Mr. Bagdonas advanced us $324. Money is not due on demand and Mr. Bagdonas will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Bagdonas. Mr. Bagdonas will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Bagdonas does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Bagdonas or the repayment of the funds to Mr. Bagdonas. The entire transaction is oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of common shares owned beneficially as of July 31, 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                  Name and Address of       Amount and Nature of
Title of Class     Beneficial Owner         Beneficial Ownership      Percentage
--------------     ----------------         --------------------      ----------
Common Stock       Romanas Bagdonas           4,000,000 shares           100%
                   2360 Corporate Circle
                   Suite 400
                   Henderson, NV 89074

As of July 31, 2012, there were 4,000,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Interups Inc. has 4,000,000 common shares issued and outstanding as of the date of this prospectus. Interups Inc. is registering up to 10,000,000 common shares for sale at the price of $0.01 per share.

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market. We do not yet have a market maker who has agreed to file such application.

We will sell the 10,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our sole officer and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officer and director will sell the common shares and intends to offer them to friends, family members and business acquaintances.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Interups has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Mr. Bagdonas, our sole officer and director. Mr. Bagdonas will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Bagdonas are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Mr. Bagdonas primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Bagdonas has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares. Interups Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the last day of the year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Interups Inc."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our articles of incorporation do not authorize us to issue any preferred stock. As of July 31, 2012, there were 4,000,000 common shares issued and outstanding that was held by one registered stockholder of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have

     (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors of Interups Inc.;

     (ii) are entitled to share ratably in all of the assets of Interups Inc. available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Interups Inc.

     (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and

     (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

PREFERRED STOCK

We are not authorized to issue preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                     EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Sadler, Gibb & Associates, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

                                  LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

                       WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Interups Inc.
2360 Corporate Circle, Suite 400
Henderson NV 89074-7722
Tel: (718)717-2607
Attention: Romanas Bagdonas, Chief Executive Officer

Our fiscal year ends on May 31. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                  INTERUPS INC.
                          (A Development Stage Company)

                     AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
                                       AND
                              FINANCIAL STATEMENTS

              From Inception on April 11, 2012 through May 31, 2012

                                  INTERUPS INC.
                                Table of Contents

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm......................F-3

Balance Sheet - May 31, 2012.................................................F-4

Statements of Operations from inception on April 11, 2012 through
 May 31, 2012................................................................F-5

Statement of Stockholders' Deficit from inception on April 11, 2012 through May 31, 2012........................................................F-6

Statements of Cash Flows from inception on April 11, 2012 through
 May 31, 2012................................................................F-7

Notes to Financial Statements................................................F-8

                       SADLER, GIBB, & ASSOCIATES, L.L.C.


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Interups Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Interups Inc. as of May 31, 2012 and the related statements of operations, stockholders' equity and cash flows from inception on April 11, 2012 through May 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Interups Inc., as of May 31, 2012 and the results of their operations and their cash flows from inception on April 11, 2012 through May 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Sadler, Gibb & Associates, LLC
-------------------------------------------
Sadler, Gibb & Associates, LLC
Farmington, UT
June 25, 2012

                                  INTERUPS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                                                    May 31, 2012
                                                                    ------------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                           $  4,085
                                                                      --------

TOTAL ASSETS                                                          $  4,085
                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from director                                                  $    324
                                                                      --------
TOTAL LIABILITIES                                                          324
                                                                      --------
STOCKHOLDERS' EQUITY
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,000,000 shares issued and outstanding                               4,000
  Deficit accumulated during the development stage                        (239)
                                                                      --------
TOTAL STOCKHOLDERS' EQUITY                                               3,761
                                                                      --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $  4,085
                                                                      ========


                 See accompanying notes to financial statements.

                                  INTERUPS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                              From Inception on
                                                               April 11, 2012
                                                                   through
                                                                May 31, 2012
                                                                ------------
REVENUES                                                        $        --

OPERATING EXPENSES
  General and administrative expenses                                   239
                                                                -----------
TOTAL OPERATING EXPENSES                                                239
                                                                -----------
NET LOSS FROM OPERATIONS                                               (239)
PROVISION FOR INCOME TAXES                                               --
                                                                -----------

NET LOSS                                                        $      (239)
                                                                ===========

NET LOSS PER SHARE: BASIC AND DILUTED                           $     (0.00)
                                                                ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                4,000,000
                                                                ===========



                 See accompanying notes to financial statements.

                                  INTERUPS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                 Deficit
                                                                               Accumulated
                                           Common Stock         Additional     during the        Total
                                       --------------------      Paid-in       Development   Stockholders'
                                       Shares        Amount      Capital         Stage          Equity
                                       ------        ------      -------         -----          ------
Inception, April 11, 2012                   --      $    --       $  --         $    --         $    --

Shares issued for cash at
 $0.001 per share                    4,000,000        4,000          --              --           4,000

Net loss for the year ended
 May 31, 2012                               --           --          --            (239)           (239)
                                     ---------      -------       -----         -------         -------

Balance, May 31, 2012                4,000,000      $ 4,000       $  --         $  (239)        $ 3,761
                                     =========      =======       =====         =======         =======


                 See accompanying notes to financial statements.

                                  INTERUPS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                               From Inception on
                                                                 April 11, 2012
                                                                    through
                                                                  May 31, 2012
                                                                  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                           $  (239)
  Adjustments to reconcile net loss to net cash
   (used in) operating activities:
     Expenses paid on behalf of the Company by related parties          224
                                                                    -------
CASH FLOWS USED IN OPERATING ACTIVITIES                                 (15)
                                                                    -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from director loans                                          100
  Proceeds from sale of common stock                                  4,000
                                                                    -------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           4,100
                                                                    -------
NET INCREASE IN CASH                                                  4,085
Cash, beginning of period                                                --
                                                                    -------

Cash, end of period                                                 $ 4,085
                                                                    =======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                     $    --
                                                                    =======
  Income taxes paid                                                 $    --
                                                                    =======


                See accompanying notes to financial statements.

                                  INTERUPS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2012


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Interups Inc. was incorporated under the laws of the State of Nevada on April 11, 2012. We are in the business of internet-based group buying site. We plan to develop daily deal website marketplace in which a single type of product is offered for sale for a period of 24 hours.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a May 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,085 of cash as of May 31, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                  INTERUPS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2012


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2012.

Recent Accounting Pronouncements
Interups Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

During the period ended May 31, 2012, a director loaned $100 to the Company and paid for $224 of operating expenses on behalf of the Company, leaving an ending balance in director loans of $324. The loans are unsecured, non-interest bearing and due on demand.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 30, 2012, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of May 31, 2012.

NOTE 5 - INCOME TAXES

As of May 31, 2012, the Company had net operating loss carry forwards of approximately $81 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                    May 31, 2012
                                                                    ------------
Federal income tax benefit attributable to:
  Current Operations                                                   $   81
  Less: valuation allowance                                               (81)
                                                                       ------

Net provision for Federal income taxes                                 $   --
                                                                       ======

                                  INTERUPS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2012


NOTE 5 - INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                    May 31, 2012
                                                                    ------------
Deferred tax asset attributable to:
  Net operating loss carryover                                         $   81
  Less: valuation allowance                                               (81)
                                                                       ------

Net deferred tax asset                                                 $   --
                                                                       ======

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $81 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of May 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2012 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                  INTERUPS INC.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2012, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

      SEC Registration Fee                      $    11.46
      Printing Expenses                         $    88.54
      Accounting Fees and Expenses              $   600.00
      Auditor Fees and Expenses                 $ 3,500.00
      Legal Fees and Expenses                   $ 3,500.00
      Transfer Agent Fees                       $ 2,300.00
                                                ----------
      TOTAL                                     $10,000.00
                                                ==========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Interups Inc. bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Interups Inc, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On May 28, 2012 Interups Inc. offered and sold 4,000,000 common shares to our sole officer and director, Romanas Bagdonas, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. Interups Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about Interups Inc. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number                     Description of Exhibit
------                     ----------------------

 3.1         Articles of Incorporation of the Registrant
 3.2         Bylaws of the Registrant
 5.1         Opinion re: Legality and Consent of Counsel
10.1         Agreement dated May 17, 2012, by and between the SIA Olira and
             INTERUPS INC
23.1         Consent of Legal Counsel (contained in exhibit 5.1)
23.2         Consent of Sadler, Gibb & Associates

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada on July 31, 2012.

                                   INTERUPS INC.


                                   By: /s/ Romanas Bagdonas
                                      ------------------------------------------
                                   Name:  Romanas Bagdonas
                                   Title: Chief Executive Officer,
                                          Chief Financial Officer and Director
                                          (Principal Executive, Financial and
                                          Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                         Title                          Date
      ---------                         -----                          ----


/s/ Romanas Bagdonas
---------------------------     Chief Executive Officer,           July 31, 2012
Romanas Bagdonas                Chief Financial Officer
                                and Director

                                  EXHIBIT INDEX

Exhibit
Number                        Description of Exhibit
------                        ----------------------

 3.1         Articles of Incorporation of the Registrant

 3.2         Bylaws of the Registrant

 5.1         Opinion re:  Legality and Consent of Counsel

10.1         Agreement dated May 17, 2012, by and between the SIA Olira and
             INTERUPS INC

23.1         Consent of Legal Counsel (contained in exhibit 5.1)

23.2         Consent of Sadler, Gibb & Associates